As filed with the Securities and Exchange Commission on December 10, 1999

                                                 Registration No. ______________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          WAVERIDER COMMUNICATIONS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

            Nevada                                         33-0264030
--------------------------------                -------------------------------
(State or other jurisdiction of                 (I.R.S. Employer Identification
  incorporation or organization)                             Number)


                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4
                                 (416) 502-3200
              ----------------------------------------------------
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)


                              T. SCOTT WORTHINGTON
         255 Consumers Road, Suite 500, Toronto, Ontario Canada M2J 1R4
                 (416) 502-3200 / Facsimile No.: (416) 502-2968
         --------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP
            One Post Office Square, Boston, Massachusetts 02109-2170
                 (617) 832-1000 / Facsimile No.: (617) 832-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable from time to time after the Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

 ================================================================================================================================
                                                                         Proposed             Proposed
                                                                          Maximum              maximum            Amount of
             Title of each class of                 Amount to be       offering price         aggregate         registration
           Securities to be registered               Registered          per share          offering price           fee
 --------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par value (1)                    12,157,777           $1.66 (2)          $20,181,909
 --------------------------------------------------------------------------------------------------------------------------------
 Warrants to purchase 3,925,925 shares of
    Common Stock (3)                                   3,925,925           $0.05                 $196,296
 --------------------------------------------------------------------------------------------------------------------------------
 Underwriter's Warrants                                  444,444           $0.01                   $4,444
 --------------------------------------------------------------------------------------------------------------------------------
 Total                                                                                        $20,382,649           $5,675 (4)
 --------------------------------------------------------------------------------------------------------------------------------


(1) Includes 4,370,370 shares of Common Stock issuable upon exercise of Warrants and Underwriters' Warrants and 380,000 shares of Common Stock issuable upon exercise of Warrants by certain selling shareholders.

(2) Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, the above calculation is based on the closing bid price reported on the OTC Bulletin Board on December 8, 1999

(3)  Includes 222,222 warrants issuable upon exercise of Underwriters' Warrants.

(4)  $6,960,000  of  shares  of  Common  Stock  was  previously   registered  on
     Registration Statement No. 333-86251, and a fee of $1,935 was paid in connection therewith.

        In accordance with Rule 416 under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional shares of WaveRider's common stock, $0.001 par value, as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as set forth in WaveRider's Articles of Incorporation and the terms of the warrants referred to above.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT, OF WHICH THIS
PROSPECTUS IS PART, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                                   PROSPECTUS



SUBJECT TO COMPLETION, DATED December 9, 1999




                          WaveRider Communications Inc.

                                   12,157,777

                             SHARES OF COMMON STOCK

                                       AND

                                    4,370,370

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK


         This prospectus is to register the sale of 11,777,777 shares of Common Stock resulting from the offering of 7,407,407 shares of the Common Stock and 4,370,370 Warrants. Each warrant is exercisable for up to two years at $2.00 per common share purchase warrant.

         This prospectus is to also register the sale of 380,000 shares of common stock by certain selling shareholders.


         WaveRider's common stock is currently quoted on the OTC Bulletin Board, under the symbol "WAVC". On December 8, 1999, the last reported sale price of WaveRider's common stock was $1.6875 per share.


         The mailing address, the telephone and facsimile numbers and the e-mail address of WaveRider's executive offices is:


              255 Consumers Road, Suite 500
              Toronto, Ontario Canada M2J 1R4

              Telephone No.: (416) 502-3200;  Facsimile No.: (416) 502-2968
              e-mail address:  info@waverider.com
              home page:  http://www.waverider.com

Information contained in WaveRider's website shall not be deemed part of this prospectus.

                  Investing in the common stock involves risks.
                     See "Risk Factors" beginning on page 3.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                        Page

Risk Factors                                                               3

Where You Can Find More Information                                        7

Use of Proceeds                                                            9


Dividend Policy                                                            9


Selling Stockholders                                                       9

Plan of Distribution                                                      10

Disclosure of SEC Position on Indemnification
         for Securities Act Liabilities                                   12

Legal Matters                                                             12

Experts                                                                   12



         In purchasing the shares under this prospectus, you should rely only on the information provided to you in this prospectus. WaveRider has not authorized anyone else to provide you with different information. Neither WaveRider nor any of the selling stockholders is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus. In this prospectus, reference to "we", "us" and "our" refer to WaveRider Communications Inc.

                                  RISK FACTORS

         Investment in our shares of common stock is risky. In addition to the information contained in this prospectus, including information incorporated by reference, you should consider carefully the following risk factors, before purchasing the shares offered under this prospectus.


We have a limited operating history, therefore there is a high degree of uncertainty whether our business plans or our products will be successful.

         Up to the present time, our company has been entirely a research and development entity with insignificant sales or revenues. There can be no assurance that the products that we offer will meet with market acceptance. In addition, there is no guarantee that even if there proves to be a market for our products, such market will be able to sustain our profitability requirements.


         None of our current products has achieved widespread distribution or customer acceptance. Although some of our products have passed the development stage, we have not yet established a market for them. Although we believe that we have the expertise to commercialize our products and establish a market for them, there is no assurance that we will be successful or that such products will prove to have widespread customer appeal.


We have a history of losses, and our future profitability is uncertain.


         Due to our limited operating history, we are subject to the uncertainties and risks associated with any new business. Until recently we had no product that could be commercialized, and therefore we experienced significant operating losses every year since incorporation. Our net losses for the fiscal quarter that ended September 30, 1999 and the year that ended December 31, 1998 were $1,673,377 and $4,477,518, respectively, and for the fiscal quarter that ended September 30, 1998 and the year that ended December 31, 1997 were $ 1,101,275 and $1,324,960, respectively. We had an accumulated deficit of $14,715,165 as of September 30, 1999.


         There can be no assurance that we will ever generate an overall profit from our products or that we will ever reach profitability on a sustained basis.



Competition in the data communication industry is intense and there is uncertainty that given our new technology and limited resources that we will be able to succeed.


         Although our products are based on a wireless technology, we compete not only against companies that base their products on wireless technology, but also against companies that base their products on hard-wired technology (wire or fiber optic cable). There can be no assurance that we will be able to compete successfully in the future against existing or new competitors or that our operating results will not be adversely affected by increased price competition. Competition is based on design and quality of the products, product performance, price and service, with the relative importance of such factors varying among products and markets. Competition, in the various markets we serve, comes from companies of various sizes, many of which are larger and have greater financial and other resources than we do and thus can better withstand adverse economic or market conditions than we can.

         Our technology is at an early stage of development. As a result, we have little historical financial information upon which you as an investor could make an evaluation of your investment. Our future operating results are subject to a number of risks, including our ability or inability to implement our strategic plan, to attract qualified personnel and to raise sufficient financing as required. Inability of our management to guide growth effectively, including implementing appropriate systems, procedures and controls, could have a material adverse effect on our business, financial condition and operating results.

The data communication industry is in a state of rapid technological change and we may not be able to keep up.

         We may be unable to keep up with technological advances in the data communications industry. As a result, our products may become obsolete or unattractive. The data communications industry is characterized by rapid technological change. In addition to frequent improvements of existing technology, there is frequent introduction of new technologies leading to more complex and powerful products. Keeping up with these changes requires significant management, technological and financial resources. As a small company, we do not have the management, technological and financial resources that larger companies in our industry may have. There can be no assurance that we will be able or successful in enhancing our existing products, or in developing, manufacturing and marketing new products. An inability to do so would adversely effect our business, financial condition and results of operation.


We have limited intellectual property protection and there is risk that our competitors will be able to appropriate our technology.


         Our ability to compete depends to a significant extent on our ability to protect our intellectual property and to operate without infringing the intellectual property rights of others. We regard our technology as proprietary. We have no issued patents or pending patent applications, nor do we have any registered copyrights with respect to our intellectual property rights, but we intend to file patent applications. We rely on employee and third party non-disclosure agreements and on the legal principles restricting the unauthorized disclosure and use of trade secrets. Despite our precautions, it might be possible for a third party to copy or otherwise obtain our technology, and use it without authorization. Although we intend to defend our intellectual property, we can not assure you that the steps we have taken or that we may take in the future will be sufficient to prevent misappropriation or unauthorized use of our technology. In addition, there can be no assurance that foreign intellectual property laws will protect our intellectual property rights. There is no assurance that patent application or copyright registration that may be filed will be granted or that any issued patent or copyrights will not be challenged, invalidated or circumvented. There is no assurance that the rights granted under patents that may be issued or copyrights that may be registered will provide sufficient protection to our intellectual property rights. Moreover, we cannot assure you, that our competitors will not independently develop technologies similar or superior to our technology.

Use of our products is subordinated to other uses and there is risk that our customers may have to limit or discontinue the use of our products.


         License-free operation of our products, in certain radio frequency bands, is subordinated to certain licensed and unlicensed uses of these bands. This subordination means that our products must not cause harmful interference to other equipment operating in the band, and must accept potential interference from any of such other equipment. If our equipment is unable to operate without any such harmful interference, or is unable to accept interference caused by others, our customers could be required to cease operations in some or all of these bands in the locations affected by the harmful interference. As well, in the event these bands become unacceptably crowded, and no additional frequencies are allocated to unlicensed use, our business could be adversely affected.


         Currently, our products are designed to operate in frequency bands for which licenses are not currently required in the United States, Canada and other countries that we view as our potential market. Extensive regulation of the data communications industry by U.S. or foreign governments, and in particular imposing license requirements in the frequency bands of our products, could materially and adversely affect us through the effect on our customers and potential customers. Continued license-free operation will depend upon the continuation of existing U.S., Canadian and such other countries' government policy and, while no planned policy changes have been announced or are expected, this cannot be assured.

Adverse consequences and possible dilution are associated with our obligation to issue substantial shares of common stock upon conversion of convertible securities.


         We are obligated to issue a substantial number of shares of common stock upon the conversion or exercise of our outstanding warrants and convertible preferred stock. The price which we may receive for the common stock issuable upon conversion or exercise of such convertible securities may be less than the market price of the common stock at the time of such exercise. Consequently, for the life of such convertible securities, the holders of such convertible securities may have been given, at nominal cost, the opportunity to profit from a rise in the market price of the common stock.

         The exercise of all of the aforementioned securities may also adversely affect the terms under which we could obtain additional equity capital. In addition, should a significant number of these securities be exercised or converted, the resulting increase in the amount of the common stock in the public market could have a substantial dilutive effect on our outstanding common stock.

We May Be Subject To Product Liability Claims, And We Lack Product Liability Insurance.

         We face an inherent risk of exposure to product liability claims in the event that the products designed and sold by us contain errors, "bugs" or defects. There can be no assurance that we will avoid significant product liability exposure. We do not currently have product liability insurance, and there can be no assurance that insurance coverage will be available in the future on commercially reasonable terms, or at all. Further, there can be no assurance that such insurance, if obtained, will be adequate to cover potential product liability claims, or that a loss of insurance coverage or the assertion of a product liability claim or claims would not materially adversely affect our business, financial condition and results of operations.

We depend upon a single third party manufacturer and there is risk that if this supplier becomes unavailable for any reason we will have no product to sell.


         We depend significantly upon a single third party manufacturer to make our products. We do not have a second source. If our single supplier is not able to manufacture for us for any reason, we will have no products to sell. Accordingly, no assurance can be given that manufacturing capacity will continue to be available to us, on commercially reasonable terms or otherwise. Inability to obtain manufacturing capacity will have a material adverse effect on our business, financial condition and results of operation.


         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus  that  is  not  a  statement  of an  historical  fact  constitutes  a
"forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause WaveRider's future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                       WHERE YOU CAN FIND MORE INFORMATION


         This prospectus is a part of a registration statement on Form S-3 which WaveRider filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933. This prospectus omits certain information contained in the registration statement and the exhibits to the registration statements. Reference is made to the registration statement and the exhibits to the registration statement for further information with respect to WaveRider and the shares offered under this prospectus. You may read and copy the registration statement at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. WaveRider files certain documents with the SEC electronically and these documents may be inspected and copied at the SEC's Web site at http://www.sec.gov. WaveRider is a reporting company under the Securities Exchange Act of 1934, and consequently, files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms appears above.


         The SEC allows us to "incorporate by reference" the information we file with them. Incorporation by reference means that we can disclose important information to you by referring you to the information we filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

         We incorporate by reference the information listed below and any future information we file with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934.

(a) WaveRider's quarterly report, filed with the SEC on Form 10-Q, for the fiscal quarter ended September 30, 1999;

(b) WaveRider's Registration Statement on Form S-3, filed with the SEC on August 27, 1999 and declared effective by the SEC on October 4, 1999;


(c) WaveRider's quarterly report, filed with the SEC on Form 10-Q, for the fiscal quarter ended June 30, 1999;


(d) WaveRider's amendment to its quarterly report, filed with the SEC on Form 10-Q/A, for the fiscal quarter ended June 30, 1999;


(e) WaveRider's Registration Statement on Form S-3, filed with the SEC on July 14, 1999 and declared effective by the SEC on August 27, 1999;

(f) WaveRider's periodic report, filed with the SEC on Form 8-K, on June 30, 1999;

(g) WaveRider's quarterly report, filed with the SEC on Form 10-Q, for the fiscal quarter ended March 31, 1999;

(h) WaveRider's Registration Statement on Form S-3, filed with the SEC on April 27, 1999 and declared effective by the SEC on April 29, 1999;


WaveRider's annual report, filed with the SEC on Form 10-KSB, for the fiscal year ended December 31, 1998;


(j) WaveRider's amendment to its annual report, filed with the SEC on Form 10-KSB/A, for the fiscal year ended December 31, 1998; and


The description of WaveRider's common stock contained in the registration statement on Form 8-A filed with the SEC on March 18, 1995 under section 12 of the Exchange Act, including all amendments and reports subsequently filed for the purpose of updating such description.

         You may request and receive, at no cost, copies of these filings by writing or telephoning us at the following address:

                  T. Scott Worthington
                  Waverider Communications Inc.
                  255 Consumers Road, Suite 500
                  Toronto, Ontario Canada M2J 1R4

                  Telephone No.: (416) 502-3200; Facsimile No.: (416) 502-2968
                  E-mail Address:  info@waverider.com

                                 USE OF PROCEEDS

         We estimate the net proceeds from the sale of the 7,407,407 shares of common stock offered by us will be $9,100,000, after deducting the estimated agency fees and offering expenses, but prior to the exercise of any of the attached warrants or broker warrants.

         WaveRider will not receive any portion of the proceeds from the sale of shares by the selling stockholders pursuant to this prospectus but will receive up to $380,380 on the exercise of the warrants.

         We intend to use $1,975,000 of the net proceeds of this offering to repay bank and loan indebtedness. We expect to use the remainder of the net proceeds general corporate purposes, including working capital and expansion of sales and marketing and research and development activities and for possible strategic acquisitions.

         The amounts actually expended for such working capital purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under "Risk Factors." Accordingly, our management will retain broad discretion in the allocation of the net proceeds of this offering. Pending these uses, we intend to invest the proceeds in short-term, investment-grade, interest-bearing investments.


                                 DIVIDEND POLICY

         To date, WaveRider has not paid dividends on any shares of our common stock and we do not plan to pay any dividends on our common stock in the foreseeable future. The decision to pay dividends on the common stock in the future is up to WaveRider's Board of Directors. Such decision to pay dividends depends upon, among other things, our earnings, our capital requirements and our financial condition. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may also limit our ability to pay dividends on the common stock.

                              SELLING STOCKHOLDERS

Warrant Holders

         Of the shares of common stock offered by this prospectus, 180,000 shares are being registered and may be offered for sale from time to time during the period the effectiveness of the registration statement of which this prospectus is part, for the account of AMRO International, S.A. On October 18th, 1999, WaveRider issued 180,000 common share purchase warrants to AMRO International, S.A. in conjunction with a loan agreement between WaveRider and AMRO . The warrants are exercisable for up to 5 years at an exercise price of $1.01 per share.

         Of the shares of common stock offered by this prospectus, 200,000 shares are being registered and may be offered for sale from time to time during the period the effectiveness of the registration statement of which this prospectus is part, for the account of Radyr Group Investments. On October 18th, 1999, WaveRider issued 200,000 common share purchase warrants to Radyr Group Investment in conjunction with a Common Stock Purchase Agreement between WaveRider and Radyr. The warrants are exercisable for up to 5 years at an exercise price of $1.01 per share.


Table Of Holdings

Based on the information supplied to WaveRider by each selling stockholder, the following table sets forth, as of December 8, 1999, certain information regarding the beneficial ownership of each selling Stockholder and number of shares owned by each selling stockholder. The table assumes the exercise of all warrants by the selling stockholders.

The beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.


                                               Shares                                       Shares
                                         Beneficially Owned                           Beneficially Owned
                                          Prior to Offering              Number         After Offering
                                      ---------------------------      of Shares   -----------------------
Name and Address                        Number            Percent       Offered      Number        Percent
----------------                      ---------           -------      ---------   ---------       -------
AMRO International, S.A. (1)          4,180,000            8.18         180,000    4,000,000        7.83
Radyr Investment Group                  200,000            3.91         200,000            0           0


(1) The number of shares beneficially owned includes 4,000,000 shares pledged as security for the repayment of the loan made by AMRO International, S.A. to WaveRider. Upon repayment of all liabilities under the loan arrangement the shares will be returned to WaveRider and cancelled.



 PLAN OF DISTRIBUTION


         Common stock and warrants may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The names of the underwriters and the terms of the transaction will be set forth in a prospectus supplement.

         If dealers are used in an offering of the common stock and warrants, we will sell the common stock and warrants to the dealers as principals. The dealers then may resell such common stock and warrants to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement.

         If agents are used in an offering of the common stock and warrants, the names of the agents and the terms of the agency will be set forth in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

         Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the common stock described therein. Underwriters, dealers and agents, may be entitled to indemnification by WaveRider against certain liabilities (including liabilities under the Securities Act of 1933) under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement.

         We may solicit offers to purchase the common stock and warrants from, and sell the common stock and warrants directly to, institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, with respect to any resales of the common stock and warrants. The terms of any offer will be set forth in a prospectus supplement.

         Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, WaveRider in the ordinary course of business, including refinancing of our indebtedness.

         If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase the common stock and warrants pursuant to contracts providing for payment and delivery on a future date. We may enter into agreements with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the common stock and warrants will not be illegal, at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of agreements.

         To facilitate an offering of a series of the common stock and warrants, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock and warrants. This may include over-allotments of the common stock and warrants. Over-allotments involve the sale by persons participating in the offering of more common stock and warrants than we have sold to them. In such circumstances, these persons would cover over-allotments by purchasing the Common Stock in the open market or by exercising their over-allotment options. In addition, such persons may stabilize or maintain the price of the common stock by bidding for or purchasing the Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if the common stock they sell is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may discontinue at any time.

         The shares of common stock offered by this prospectus may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. The selling stockholders will act independently of WaveRider in making decisions with respect to the timing, manner and size of each sale.

                           DISCLOSURE OF SEC POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         WaveRider's amended and restated Articles of Incorporation and By-Laws provide that WaveRider shall indemnify its directors and officers, to the fullest extent permitted under Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of WaveRider, pursuant to the foregoing provisions, or otherwise, WaveRider has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.


                                  LEGAL MATTERS

         Foley,   Hoag  &  Eliot  LLP,  of  One  Post  Office  Square,   Boston,
Massachusetts 02109-2170 will issue an opinion, for WaveRider and the selling stockholders, about the legality and validity of the shares.


                                     EXPERTS

         The financial statements as at December 31, 1998 and for the year then ended incorporated in this registration by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of the said firm as experts in auditing and accounting.

         The financial statements as at December 31, 1997 and for the year then ended incorporated in this registration by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1998 have been so incorporated in reliance on the report of Johnson, Holscher & Company, P.C., independent public accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the sale of the shares being registered hereby:


         SEC registration fee                         $  5,639
         Printing and engraving                       $    500
         Accountants' fees and expenses               $ 20,000
         Legal fees                                   $ 20,000
         Miscellaneous                                $  3,861
                                                      --------
         Total                                         $50,000


Item 15. Indemnification of Directors and Officers

         Article VI of WaveRider's By-Laws provides that: "Every Director, officer, employee and agent of the Company, and every person serving at the Company's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company's Charter, as it may be amended, and in the absence of any such provision therein, in accordance with Nevada law."

         WaveRider's Charter contains no special provisions regarding the indemnification of directors and officers beyond those in accordance with Nevada law.

         Section 78.7502 of Nevada General Corporation Law ("Nevada Corporation Law") provides, that:

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstance of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of Nevada Corporation Law provides, that: Any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a) By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The indemnification and advancement of expenses authorized or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         In  accordance   with  the  provisions  of  Section  78.752  of  Nevada
Corporation Law, WaveRider purchased and maintains insurance coverage on certain liabilities of its directors and officers.

Item 16. Exhibits

Exhibit No.       Description

3.1   Articles  of  Incorporation  of  WaveRider, incorporated  by reference  to
      Exhibit 3.1 registration statement on Form S-18, File no. 33-25889-LA.

3.2 Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the annual report on Form 10-KSB for the year ended December 31, 1996.

3.3 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 8th, 1993, incorporated by reference to Exhibit 3.3 to the quarterly report on Form 10-QSB for the period ended September 30th, 1994.

3.4 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 25th, 1993, incorporated by reference to Exhibit 2(d) to the registration statement on Form 8-A, File No. 0-25680.

3.5 Certificate of Amendment to the Articles of Incorporation of WaveRider filed with the Nevada Secretary of State on March 25th, 1995, incorporated by reference to Exhibit 2(e) to registration statement on Form 8-A, File no. 0-25680.

3.6 Certificate of Amendment to the Articles of Incorporation of the Company, designating the Series A Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on March 24th, 1997, incorporated by reference to Exhibit 3.6 on Form 10KSB for the year ended December 31, 1996.

3.7 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997.

3.8 Certificate of Amendment to the Memorandum of WaveRider changing the name to WaveRider Communications Inc., filed with the Nevada Secretary of State on May 27, 1997.

4.1   Specimen  common stock  certificate,  incorporated by reference to Exhibit
      4.1 to registration statement on Form S-18, File no. 33-25889-LA.

4.2 Specimen Class A Common Stock Purchase Warrant Certificate, incorporated by reference to Exhibit 4.2 on Form 10KSB for the year ended December 31, 1996.

4.3 Specimen Class B Common Stock Purchase Warrant Certificate, incorporated by reference to Exhibit 4.3 on Form 10KSB for the year ended December 31, 1996.

4.4 Specimen Class C Common Stock Purchase Warrant Certificate, incorporated by reference to Exhibit 4.4 on Form 10KSB for the year ended December 31, 1996.

4.5 Specimen Class D Common Stock Purchase Warrant Certificate, incorporated by reference to Exhibit 4.5 on Form 10KSB for the year ended December 31, 1996.


4.6 Warrant Terms dated February 10th, 1997, relating to the Class A, Class B, Class C and Class D, Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.6 on Form 10KSB for the year ended December 31, 1996.

4.7 Warrant Terms dated April 15, 1998, relating to the Class E Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.7 on Form 10KSB for the year ended December 31, 1998.

4.8 Warrant Terms dated June 11, 1998, relating to the Class F Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.8 on Form 10KSB for the year ended December 31, 1998.

4.9 Warrant Terms dated December 15, 1998, relating to the Class G Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.9 on Form 10KSB for the year ended December 31, 1998.

4.10 Warrant Terms dated December 29, 1998, relating to the Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.10 on Form 10KSB for the year ended December 31, 1998.

4.11 Warrant Terms dated June 30, 1999, relating to the Class H Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.11 on Form S-3, File No. 333-82855.


4.12 Warrant Terms dated October 18, 1999, relating to the Common Stock Purchase Warrants, incorporated by reference to Exhibit 10.1 and 10.2 in Form 10-Q for the quarter ended September 30, 1999.

4.13  Specimen Common Stock Purchase Warrant Certificate.

4.14  Specimen Underwriters' Warrant Certificate.

5.1   Opinion of Foley, Hoag & Eliot LLP.

10.1 Agreement dated February 2nd, 1997, between Ray Hoag and WaveRider, incorporated by reference to Exhibit 10.2 on Form 10KSB for the year ended December 31, 1996.

10.2  Agreement  dated  February  2nd,  1997,   between  C.  Jeremy  Renton  and
      WaveRider, incorporated by reference to Exhibit 10.21 on Form 10KSB for the year ended December 31, 1996.

10.3 Stock Option Agreement dated January 22nd, 1997 between WaveRider and Charlie Rodriguez, incorporated by reference to Exhibit 10.22 on Form 10KSB for the year ended December 31, 1996.

10.4 Stock Option Agreement dated January 22nd, 1997 between WaveRider and C. Jeremy Renton, incorporated by reference to Exhibit 10.23 on Form 10KSB for the year ended December 31, 1996.

10.5 Stock Option Agreement dated January 22nd, 1997, between WaveRider and Ray Hoag, incorporated by reference to Exhibit 10.24 on Form 10KSB for the year ended December 31, 1996.

10.6 Share Exchange Agreement executed the 13th day of May, 1997 between WaveRider and the shareholders of Major Wireless Communications Inc., ("Major Wireless"), with respect to the purchase by the Company of all the issued and outstanding shares in the capital stock of Major Wireless, incorporated by reference to Exhibit 2.1 in Form 8-K filed May 29, 1997.

10.7 Agreement supplemental to the Share Exchange Agreement executed the 13th day of May, 1997 (see 10.6 supra) incorporated by reference to Exhibit
      10.1 in Form 8-K filed May 29, 1997.

10.8  Employee  Stock  Compensation  (1997) Plan  incorporated  by  reference to
      Exhibit 99 in Form S-8 filed August 29th, 1997.

10.9 Employee Stock Option (1997) Plan incorporated by reference to Exhibit 99 in Form S-8 filed August 29th, 1997.

10.10 Employment Agreement between WaveRider and D. Bruce Sinclair dated November 18, 1997 incorporated as Exhibit 10.10 to WaveRider's annual report on Form 10-KSB, for the year ended December 31, 1997.

10.11 Convertible Debenture Agreement between WaveRider and International Advisory Services Ltd. and Wyndel Consulting Ltd. Dated December 15, 1998, incorporated by reference to Exhibit 10.11 of Form S-3, File No. 333-70821.

10.12 Letter of termination of the Convertible Debenture Agreement, dated January 8, 1999, incorporated by reference to Exhibit 10.11 of Form S-3, File No. 333-70821.

10.13 Common Stock Purchase Agreement between WaveRider and Sovereign Partners LP and Canadian Advantage Limited Partnership, dated December 31, 1998, including the exhibits to such agreement, incorporated by reference to
      Exhibit 10.13 on Form S-3, File No. 333-70821.


10.14 Amendment to the Common Stock Purchase Agreement between WaveRider and Sovereign Partners LP and Canadian Advantage Limited Partnership, dated June 14, 1999, incorporated by reference to Exhibit 10.14 on Form S-3, File No. 333-82855.

10.15 Merger Agreement between WaveRider Communications Inc and TTI Merger Inc and Transformation Techniques, Inc. and Peter Bonk, incorporated by reference to Exhibit 10.1 in Form 8-K filed June 30, 1999

10.16 Employment  agreement between Mr. Peter Bonk and WaveRider  Communications
      (USA) Inc., dated June 11, 1999, incorporated by reference to Exhibit 10.2 in Form 8-K filed June 30, 1999.

10.17 Loan   Agreement   between   WaveRider   Communications   Inc.   and  AMRO
      International,  S.A. dated October 15, 1999,  incorporated by reference to
      Exhibit 10.1 in Form 10-Q for the quarter ended September 30, 1999.

10.18 Common Stock Purchase Agreement between WaveRider Communications Inc. and Radyr Group Investments dated October 18, 1999, incorporated by reference to Exhibit 10.2 in Form 10-Q for the quarter ended September 30, 1999.

23.2  Consent of Johnson, Holscher & Company P.C., independent auditors.

23.3  Consent of PricewaterhouseCoopers LLP, independent accountants.

23.4 Consent of Foley, Hoag & Eliot LLP (included in last sentence of Exhibit 5.1).

24.1  Power of Attorney (contained in the signature page).


Item 17. Undertakings


         WaveRider hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (2) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (3) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (4) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (5) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (6) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (8) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (9) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 9, 1999.

                          WAVERIDER COMMUNICATIONS INC.

                          By:  /s/ D. Bruce Sinclair
                               ------------------------------------------------
                               D. Bruce Sinclair, President and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 9, 1999.

         Signature        Title                                 Date
         ----------       -----                                 ----

/s/ D. Bruce Sinclair     President, Chief Executive Officer    December 9, 1999
---------------------     (Principal Executive Officer)
D. Bruce Sinclair         and Director


/s/ Cameron Mingay        Secretary/Director                    December 9, 1999
---------------------
Cameron A. Mingay

/s/ Gerry Chaselet        Director                              December 9, 1999
---------------------
Gerry Chastelet


/s/ John Curry            Director                              December 9, 1999
---------------------
John Curry

/s/ Guthrie Stewart       Director                              December 9, 1999
---------------------
Guthrie Stewart

/s/ Dennis R. Wing        Director                              December 9, 1999
---------------------
Dennis R. Wing